Exhibit 99.1

News Release

Investor Contact:

Stephen F. Reeves

(240) 482-3856

ir@envivapartners.com

Enviva Partners, LP Announces Pricing of Initial Public Offering

Bethesda, MD (April 28, 2015) – Enviva Partners, LP (“Enviva Partners” or the “Partnership”) today announced the pricing of its initial public offering of 10,000,000 common units representing limited partner interests at $20.00 per common unit. The common units are expected to begin trading on the New York Stock Exchange on April 29, 2015 under the ticker symbol “EVA.” In addition, the Partnership has granted the underwriters a 30-day option to purchase up to an additional 1,500,000 common units at the initial public offering price. The offering is expected to close on May 4, 2015, subject to customary closing conditions.

Upon the consummation of the offering, the public will own common units representing a 42.0% limited partner interest in the Partnership (or 48.3% if the underwriters exercise in full their option to purchase additional common units). Enviva Holdings, LP (the “Sponsor”) will own common units and subordinated units representing a 58.0% limited partner interest in the Partnership (or 51.7% if the underwriters exercise in full their option to purchase additional common units).

The Partnership intends to use the net proceeds from the offering to pay, together with borrowings under its new term loan facility, a distribution to the Sponsor, to repay intercompany indebtedness related to the acquisition of the Partnership’s Cottondale wood pellet production plant and for general partnership purposes, including future acquisitions. The net proceeds from any exercise of the underwriters’ option to purchase additional common units will be used to pay a distribution to the Sponsor.

Barclays Capital Inc., Goldman, Sachs & Co., RBC Capital Markets, LLC and Citigroup Global Markets Inc. are acting as joint book-running managers for the offering, and J.P. Morgan Securities LLC, Raymond James & Associates, Inc., Mitsubishi UFJ Securities (USA), Inc. and U.S. Capital Advisors are acting as co-managers for the offering. The offering of these securities is being made only by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. When available, a copy of the final prospectus may be obtained from:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

barclaysprospectus@broadridge.com

Toll-Free: (888) 603-5847

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, New York 10282

prospectus-ny@ny.emal.gs.com

Toll-Free: 1-866-471-2526

RBC Capital Markets, LLC

Attn: Prospectus Department

Three World Financial Center

200 Vesey Street, 8th Floor

New York, NY 10281

Toll-Free: 1-877-822-4089

Citigroup Global Markets Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

prospectus@citi.com

Toll-Free: (800) 831-9146

You may also get a copy of the final prospectus for free by visiting the U.S. Securities and Exchange Commission’s (the “SEC”) website at http://www.sec.gov.

A registration statement relating to these securities has been filed with and declared effective by the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities described above in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Enviva Partners, LP

Enviva Partners, LP, a growth-oriented limited partnership, is the world’s largest supplier by production capacity of utility-grade wood pellets to major power generators. Enviva Partners owns and operates five wood pellet production plants in the Southeastern U.S. that have a combined wood pellet production capacity of approximately 1.7 million metric tons per year and a dry-bulk, deep-water marine terminal at the Port of Chesapeake, VA.

Forward-Looking Statements

This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Partnership’s prospectus and SEC filings. The Partnership undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

# # #